UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2009

PETROQUEST ENERGY, INC.
 (Exact name of registrant as specified in its charter)

DELAWARE	001-32681	72-1440714
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 E. Kaliste Saloom Rd., Suite 6000 Lafayette, Louisiana	70508
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (337) 232-7028

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 9, 2009, PetroQuest Energy, Inc. (the “Company”) appointed W. Todd Zehnder, age 34, to the position of Chief Operating Officer. Since joining the Company in December 2001, Mr. Zehnder has served as the Controller from December 2001 to October 2004, as Marketing Manager from June 2003 to June 2005, as Director of Corporate Communications from October 2004 to June 2005, as Vice President of Corporate Communications from June 2005 to May 2007, as Vice President of Oil & Gas Marketing from June 2005 to March 2008, as Vice President of Corporate Development from May 2007 to March 2008, and as Executive Vice President, Chief Financial Officer and Treasurer from March 2008 to his most recent appointment. Prior to joining the Company in December 2001, Mr. Zehnder served the oil and gas industry for five years with KPMG LLP, where he attained the level of Manager. Mr. Zehnder earned a Bachelor of Science Degree from Louisiana State University in 1996 and is a member of Independent Petroleum Association of America, the Louisiana Oil & Gas Association, and the American Institute of Certified Public Accountants.

On October, 9, 2009, the Company also appointed J. Bond Clement, age 38, to the positions of Executive Vice President, Chief Financial Officer and Treasurer. Since joining the Company in October 2004, Mr. Clement has served as the Controller until March 2008, as a Vice President from May 2006 to August 2007, as Vice President of Finance from August 2007 to March 2008, and as Senior Vice President-Chief Accounting Officer from March 2008 to his most recent appointment. Prior to joining the Company, Mr. Clement served in a variety of corporate finance and accounting related management positions at Stone Energy Corporation from 1997 to 2004, including most recently as Controller, and at Freeport-McMoRan Inc. from 1996 to 1997. From 1993 to 1996, Mr. Clement worked at Arthur Andersen LLP auditing clients engaged in the energy industry. Mr. Clement earned a Bachelor of Science Degree in Accounting, Cum Laude, from Louisiana State University in 1993 and is a Certified Public Accountant

On October, 9, 2009, the Company also appointed Art M. Mixon to the position of Executive Vice President-Operations & Production and Mark K. Stover to the position of Executive Vice President-Exploration & Development. Messrs. Mixon and Stover most recently served as the Company’s Executive Vice President-Exploration & Production and Executive Vice President-Corporate Development, respectively.

On October 9, 2009, the Compensation Committee of the Board of Directors approved salary adjustments for the following named executive officers, effective October 1, 2009:

Officer	Prior Salary	Current Salary

W. Todd Zehnder	$265,000	$375,000
J. Bond Clement	$200,000	$275,000

The salary adjustments are consistent with the Company’s practice of awarding merit increases based on individual performance, changes in functions and responsibilities, if any, competitive salaries and peer comparisons and relative positions within the Company, in addition to other factors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 13, 2009

PETROQUEST ENERGY, INC.

/s/ J. Bond Clement
J. Bond Clement
Executive Vice President,
Chief Financial Officer and Treasurer